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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.1)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MDI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MDI, INC.
9725 Datapoint Drive, Suite 200
San Antonio, Texas 78229
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 22, 2006
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of MDI, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 9725 Datapoint Drive, Suite 200, San Antonio, Texas on Thursday, June 22, 2006, at 10:00 a.m., local time, for the following purposes:
1.	To elect five directors for the ensuing year.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares.

3.	To approve an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) (i) to increase the number of shares of the Common Stock available under the 2002 Plan from 5,000,000 shares to 10,000,000 shares and (ii) to clarify for purposes of applying an exemption from the deferred compensation rules contained in Section 409A of the Internal Revenue Code to the 2002 Plan that all stock options granted under the 2002 Plan will be granted at an exercise price that is not less than the fair market value of the Common Stock when granted.

4.	To ratify the appointment of Helin, Donovan, Trubee & Wilkinson, LLP as the certified independent public accountants of the Company for the year ended December 31, 2006.

5.	To consider such other business as may properly come before the Meeting or any adjournment thereof.
     The close of business on May 23, 2006 has been fixed as the record date for determining Stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. A complete list of Stockholders will be available for examination at the offices of the Company at 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229, during normal business hours for a period of 10 days prior to the Meeting. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.
STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. BY MAILING A PROXY A STOCKHOLDER IS NOT PREVENTED FROM ATTENDING THE MEETING AND VOTING IN PERSON.

By Order of the Board of Directors,

Richard A. Larsen
Senior Vice President,
General Counsel & Secretary

San Antonio, Texas

May 31, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE
PROPOSAL TWO
PROPOSAL THREE
PROPOSAL FOUR
OTHER BUSINESS
OTHER INFORMATION
THE AUDIT COMMITTEE
THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
STOCK PRICE PERFORMANCE GRAPH

MDI, INC.
9725 Datapoint Drive, Suite 200
San Antonio, Texas 78229
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 22, 2006
General
     This Proxy Statement and the accompanying proxy will first be mailed on or about May 31, 2006, to the stockholders (the “Stockholders”) of MDI, Inc., a Delaware corporation (the “Company” or “MDI”), by the Company’s Board of Directors (the “Board”) to solicit proxies (the “Proxies”) for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the offices of the Company at 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229 on Thursday, June 22, 2006, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.
     The purpose of the Meeting is to consider and act upon (i) the election of five directors; (ii) a proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock (“Common Stock”) from 50,000,000 shares to 100,000,000 shares; (iii) a proposed amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) to increase the number of shares of Common Stock available under the 2002 Plan from 5,000,000 to 10,000,000 and to provide that all stock options granted under the 2002 Plan will be granted at an exercise price not less than fair market value; (iv) the proposed appointment of Helin, Donovan, Trubee & Wilkinson, LLP (“HDT&W”) as the independent auditors of the Company for the year ended December 31, 2006; and (v) such other matters as may properly come before the Meeting or any adjournment thereof.
Voting of Proxy
     All executed, returned Proxies that are not revoked will be voted in accordance with the included instructions. Signed Proxies that are returned without instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes “FOR” such proposals (or, in the case of election of directors, as a vote “FOR” election to the Board of all nominees presented by the Board).
     The Proxy may be revoked at any time by providing written notice of such revocation to the person named as proxy, by voting in person at the Meeting or by executing a Proxy bearing a later date.
Solicitation
     All costs incurred in the solicitation of the Proxies will be borne by the Company. In addition to the solicitation by mail, the Company has retained Mellon Investor Services as its proxy solicitation agent and has agreed to pay it $8,000 plus expenses for such service. Officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.
Record Date and Voting Securities
     The record date for determining the Stockholders entitled to vote at the Meeting is May 23, 2006 (the “Record Date”). At the close of business on the Record Date, there were outstanding 22,560,787 shares of Common Stock, and 195,351 shares of the Company’s Series A Convertible Preferred Stock, par value $5.00 per share (“Series A Preferred Stock”) (the outstanding shares of Common Stock and Series A Preferred Stock are collectively referred to as the “Voting Shares”). The Voting Shares constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

Quorum and Voting
     The presence, in person or by Proxy, of the holders of Voting Shares holding a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Each holder of Common Stock is entitled to one vote per share of Common Stock. Each holder of Series A Preferred Stock is entitled to 16.667 votes per share of Series A Preferred Stock so that the 195,351 shares of the Series A Preferred Stock represent 3,255,915 votes on all matters submitted to the Stockholders.
     Election of Directors. The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors (Proposal One). Holders of the Voting Shares are not allowed to cumulate their votes in the election of directors.
     Amendment to Certificate of Incorporation. The affirmative vote of a majority of the votes entitled to be cast at the Meeting is required to approve the proposed amendment to the Certificate of Incorporation (Proposal Two).
     Amendment to 2002 Plan. The affirmative vote of a majority of the votes cast at the Meeting is required to approve an amendment to the 2002 Plan (Proposal Three).
     Ratification of Appointment of Independent Auditors. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of HDT&W as the Company’s independent auditors (Proposal Four).
     Voting Shares which abstain from voting on a particular proposal, and Voting Shares held in “street name” by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such Voting Shares as to a particular proposal (“broker non-votes”), will not be counted as votes in favor of such proposal and will also not be counted as votes cast or shares voting on such proposal. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors (Proposal One). Abstentions and broker non-votes have the same effect as voting against the proposal to amend the Certificate of Incorporation (Proposal Two). Abstentions will have the effect of a vote against the amendment to the 2002 Plan, and the ratification of the appointment of HDT&W as the Company’s independent auditors while broker non-votes will not be taken into account in determining the outcome of the vote on either of these proposals (Proposals Three and Four).
     Instead of submitting Proxies by mail on the enclosed proxy card, Stockholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there may be separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company’s stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.
     The internet and telephone procedures described below for submitting your Proxy are designed to authenticate Stockholders’ identities, to allow Stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting Proxies or voting via the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that would be borne by the Stockholder.
     Stockholders of record who wish to vote via the Internet or telephone may submit their Proxies:
•	through the Internet by visiting a website established for that purpose at http://www/proxyvoting.com/mdii and following the instructions; or

•	by telephone by calling the toll-free number 1-866-540-5760 and following the recorded instructions.

PROPOSAL ONE
TO ELECT FIVE DIRECTORS
Board Independence
     The Board has determined that, with the exception of J. Collier Sparks and Peter Knepper, each of the directors standing for election has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the Company’s director independence standards, which are the same as the NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect. Mr. Sparks is the Chief Executive Officer and President of the Company. Mr. Knepper is Interim Chief Financial Officer of the Company. Furthermore, the Board has determined that each member of the Audit, Compensation and Nominating committees has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules.
Board Nominees
     The Company By-laws provide that the number of directors shall be not less than two, with the exact number determined from time to time by the Board of Directors. The Board has set the number of directors at five. Its Nominating Committee is constituted only with independent directors. The Nominating Committee has selected five candidates and recommended to the Board that these five candidates be elected to the Board for terms expiring at the Company’s Annual Meeting of Stockholders in 2007 or until their respective successors are elected and qualified or their earlier resignation or removal. Each nominee has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute. The five nominees for election to the Board who receive the greatest number of votes cast at the Meeting will be elected to the Board. The persons nominated for election as directors are listed below. No family relationship exists among any of the Company’s directors and executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer.
     Lance R. Borvansky, age 38, has served as a director of the Company since January 2003. A U.S. citizen currently living in Italy, Mr. Borvansky is an independent consultant in the areas of risk management, banking and venture capital. He received both his B.S. in Electrical Engineering and his M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.
     Carlo R. Loi, age 67, has served as a director of the Company since January 2003. Mr. Loi, a resident of Milan, Italy, brings more than 30 years of security industry experience to the Company and has served as an executive with a number of multinational companies, including Hewlett Packard and General Electric. Mr. Loi has a Master’s degree in Electrical Engineering from the University of Padua and a Master of Business Administration degree from New York University. He has served as chairman of several corporate boards in Europe.
     James Collier Sparks, age 48, has served as a director of the Company since May 12, 2005. He has served as President and Chief Executive Officer of the Company since July 30, 2004. From January 1, 2004 to July 30, 2004, he served as the Senior Vice President of the Company and as President of the Company’s MDI business unit. Mr. Sparks has been in the security industry for over 24 years, with expertise in system integration, manufacturing and marketing. Mr. Sparks was formerly Vice President of Electronics at Southern Steel and was President of Oron, Incorporated.
     James W. Power, age 76, has served as a director of the Company since June 2004 and Chairman of the Board of the Company since August 2005. Mr. Power brings more than 30 years of security industry experience to the Company. He is Chairman of AXIUM, Inc., a digital video recording company; director of Henry Bros. Electronics, Inc., an AMEX listed security systems sales and integration company; and the principal partner in J.W. Power & Associates. Mr. Power previously served as Chairman of the Board of InfoGraphic Systems Corp.; president and CEO of Martec\SAIC; President and CEO of Pinkerton Control Systems and has held senior executive positions with Cardkey Systems, Inc., Nitrol Corporation and TRW Data Systems. Previously, he has served as a director of National Semiconductor, ICS Corporation, and Citicorp Custom Credit and Citicorp Credit Services.
     Peter B. Knepper, age 57, has served as a director of the Company since May 12, 2005. Since January 6, 2006 Mr. Knepper has served as Interim Chief Financial Officer of the Company. He has held senior management positions with several major corporations and has an extensive background in mergers and acquisitions; raising capital in public and private transactions and in public accounting. He has served as the Executive Vice President and Chief Financial Officer for MediaLive International. Prior to MediaLive, Mr. Knepper served for ten years as Senior Vice President and Chief Financial Officer of Ticketmaster Group, Inc. A Certified Public Accountant, Mr. Knepper began his career with Price Waterhouse & Co. He is a graduate of the University of Southern California.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED DIRECTORS LISTED ABOVE.

PROPOSAL TWO
TO APPROVE AN AMENDMENT TO INCREASE THE AUTHORIZED
SHARES OF THE COMPANY’S COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES
Background
     The Company’s Certificate of Incorporation, as currently in effect (the “Certificate”), authorizes MDI to issue up to 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $5.00 par value (the “Preferred Stock”). On March 30, 2006, the Board unanimously approved and recommended to the Stockholders that they approve a Certificate of Amendment (the “Amendment”) to the Certificate increasing the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares.
     As of the Record Date, the Company had 22,560,787 shares of Common Stock outstanding, 4,708,248 shares of Common Stock reserved for future issuance upon the exercise of outstanding stock options, 291,752 shares of Common Stock that are reserved for future issuance under the 2002 Plan, 406,981 shares of Common Stock reserved for future issuance upon the conversion of the outstanding shares of Series A Preferred Stock, and 2,808,050 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants. If Proposal Three (to increase the maximum number of shares available under the 2002 Plan from 5,000,000 to 10,000,000) is approval, then an additional 5,000,000 shares of Common Stock will be reserved for issuance under the 2002 Plan. Proposal Three is being recommended by the Board regardless of the vote at the Meeting on this Proposal Two.
     Effective May 23, 2006, the Company sold 2,875,000 shares of its Common Stock and granted warrants pursuant to which 1,236,250 shares of Common Stock may be issued upon exercise of the warrants.
     Based on the foregoing, approximately 14,224,182 shares of Common Stock currently authorized under the Certificate remaining available for other corporate purposes.
Proposed Amendment to the Company’s Certificate of Incorporation
     The Amendment, if approved, will amend Article 4 of the Certificate so that Article 4.A will state in its entirety as follows:
                         “A. Common Stock
     The aggregate number of common shares which this Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares with a par value of One Cent ($0.01) each, which shares shall be designated “Common Stock”.”
     A copy of the proposed Amendment is attached to this Proxy Statement as Exhibit A.
Reason for request for Stockholder approval
     The Board believes that the Amendment is desirable so that, as the need may arise, the Company will have the flexibility to issue shares of Common Stock without additional expense or delay, in connection with possible future sales of Common Stock to obtain additional capital, equity financings, future opportunities for expanding the Company’s business through investments or acquisitions, management incentive and employee benefit plans and for other bona fide corporate purposes. The Board has not taken any action to use the additional authorized shares of Common Stock (the “Additional Shares”) for any such purpose.
Purpose of the Proposed Amendment
     The Board believes that the availability of the Additional Shares will provide MDI with the flexibility to issue shares of Common Stock for proper corporate purposes which may be identified in the future. Such purposes may include, without limitation, funding the acquisition of other companies, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans, or raising equity capital through the issuance of shares of Common Stock or debt or equity securities convertible or exercisable into shares of Common Stock. Other than with respect to the proposed increase in the number of shares of Common Stock covered by the 2002 Plan from 5,000,000 shares to 10,000,000 shares, the Board has no immediate plans, understandings, agreements, or commitments to issue the Additional Shares for any other purpose.
     The Board believes that the proposed increase in the number of authorized shares of Common Stock will make a sufficient number of shares available should MDI decide to use the Additional Shares for one or more of such previously mentioned purposes or otherwise. MDI reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board.
Effects of the Proposed Amendment
     If the Stockholders approve the Amendment, the Additional Shares would become part of the existing class of Common Stock, and the Amendment would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock.
     If the Stockholders approve the proposed Amendment, the Board may cause the issuance of the additional authorized Shares of Common Stock without further vote of the Stockholders, except as provided under Delaware corporate law or under the rules of NASDAQ or any other national securities exchange on which shares of Common Stock are then listed. Examples of circumstances in which further Stockholder authorization generally would be required for issuance of such additional shares include (a) certain transactions involving the issuance of shares representing 20% or more of the Company’s outstanding shares, (b) transactions that would result in a change of control of the Company, and (c) adoption of, increases in shares available under, or material changes to equity compensation plans. Under the Certificate, the Stockholders do not have preemptive rights to subscribe to additional securities which may be issued by MDI, which means the current Stockholders do not have a prior right to purchase any new issue of capital stock of MDI in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to issue any of the Additional Shares, such issuance could have a dilutive effect on the earning per share, voting power and the holdings of current Stockholders.
Possible Anti-takeover Effect
     In addition to the corporate purposes discussed above, the proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of MDI by causing such Additional Shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interest of MDI and the Stockholders. Such an issuance would effectively dilute the voting power of the other outstanding shares of Common Stock and increase the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of such unsolicited takeover attempts, the proposed Amendment may limit the opportunity of the Stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. MDI could issue additional shares in a manner that would impede the efforts of the Stockholders to elect directors other than those nominated by the then-current Board. The proposed Amendment may therefore have the effect of permitting MDI’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that the Stockholders may wish to make if they are dissatisfied with the conduct of MDI’s business. The Board is not aware of any attempt to take control of MDI and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 100,000,000 SHARES.

PROPOSAL THREE
TO INCREASE FROM 5,000,000 SHARES TO 10,000,000 SHARES THE NUMBER OF SHARES
THAT MAY BE ISSUED UNDER THE 2002 STOCK INCENTIVE PLAN AND TO CLARIFY
THAT ALL STOCK OPTIONS GRANTED UNDER THE PLAN WILL BE GRANTED AT AN
EXERCISE PRICE NOT LESS THAN FAIR MARKET VALUE
Background
     The Company maintains the 2002 Stock Incentive Plan (“2002 Plan”), pursuant to which 5,000,000 shares of Common Stock may be issued (subject to adjustment in the event of stock splits and other similar events). The Board has determined that the number of shares currently available under the 2002 Plan are not sufficient to satisfy the Company’s future incentive compensation needs. As of the Record Date, there were only 291,752 shares available for future issuance under the 2002 Plan.
     A new Section 409A was added to the Internal Revenue Code (“Section 409A”) effective January 1, 2005 relating to deferred compensation plans. Under Section 409A, the 2002 Plan could be subject to the new deferred compensation rules under certain circumstances, including if grants of stock options are made at exercise prices less than fair market value. Although stock option grants have been made under the 2002 Plan in the past at fair market value, the Company wishes to clarify under the specific terms of the 2002 Plan that all stock options will be granted at not less than fair market value. If a stock option under the 2002 Plan was subject to Section 409A, an option holder could incur adverse tax consequences associated with the option. The Internal Revenue Service has not yet issued final regulations under Section 409A, but all interim guidance provided by the Internal Revenue Service with respect to stock option plans would require stock options to be granted at not less than fair market value in order to be exempt from Section 409A.
Copy of the 2002 Plan
     A copy of the 2002 Plan is attached to this Proxy Statement as Exhibit B.
Copy of the Proposed Amendment No. One to the 2002 Plan
     A copy of the proposed Amendment No. One to the 2002 Plan is attached to this Proxy Statement as Exhibit C.
Purposes
     The purposes of the 2002 Plan are to attract and retain for the Company and its affiliated entities the best available personnel, to provide additional equity incentive to employees, directors and consultants and to increase their interest in the Company’s welfare, and to promote the success of the business of the Company.
Eligibility To Receive Awards
     Officers, directors, employees and consultants of the Company and the Company’s affiliated entities are eligible to be granted Awards under the 2002 Plan. As of the Record Date, the Company had approximately 70 employees and four non-employee directors, all of whom would be eligible to participate in the 2002 Plan. The number of individuals receiving Awards will vary from year to year depending on various factors, such as the Company’s hiring needs during the year, and thus the Company cannot now determine Award recipients. If the increase is approved, then the Company expects to register the additional 5,000,000 shares of Common Stock issuable pursuant to the 2002 Plan.
Reason for request for Stockholder approval
     If Proposal Three is approved by the Stockholders, the total number of shares of Common Stock available under the 2002 Plan will increase by 5,000,000, to a total of 10,000,000 shares. The Company believes that this increase will enhance the long-term value of the Company by offering opportunities to optionees to participate in the Company’s growth and success and to encourage optionees to remain in the service of the Company and to acquire and maintain stock ownership in the Company. If the Stockholders approve the increase, then the Compensation Committee may, without further Stockholder approval, grant additional options and/or grant shares on the additional 5,000,000 shares that will be available under the 2002 Plan. The proposed revision to the option exercise price provision of the 2002 Plan is intended to clarify that stock option awards will be granted at an exercise price that will not cause the option to be subject to Section 409A.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AMENDMENT NO. ONE TO THE 2002 PLAN INCLUDING AN INCREASE OF 5,000,000 SHARES TO THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE 2002 STOCK INCENTIVE PLAN

PROPOSAL FOUR
TO RATIFY THE APPOINTMENT OF HELIN, DONOVAN, TRUBEE & WILKINSON, LLP
AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2006
     The Audit Committee of the Board has appointed Helin, Donovan, Trubee & Wilkinson, LLP (“HDT&W”) as independent auditors to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. HDT&W served as the independent auditors of the Company for the fiscal year ending December 31, 2005. If the Stockholders do not approve the appointment of HDT&W, then HDT&W will not serve as the Company’s auditors for 2006.
     Representatives of HDT&W are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
     Even if the Stockholders ratify the selection of HDT&W, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and the Stockholders.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF HDT&W AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

OTHER BUSINESS
     The Board knows of no matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.
OTHER INFORMATION
Compensation of Directors
     On January 27, 2004, the Board approved a new compensation plan for its non-employee directors based on a report provided to the Board by Pearl Meyer & Partners dated December 22, 2003. Effective January 1, 2004, the non-employee directors of the Company are compensated by the Company as follows: (i) an annual retainer of $25,000 per year, (ii) an additional annual retainer of $10,000 to the Chairman of the Board, (iii) an additional annual retainer of $7,000 to the Vice Chairman of the Board, (iv) an additional annual retainer of $6,000 to the chairman of each committee, (v) $1,500 for each Board meeting attended, including telephonic meetings, (vi) $1,000 for each committee meeting attended, including telephonic meetings, (vii) stock options covering shares of Common Stock per year with vested options on 10,000 of such 40,000 shares to be granted on the first day of each calendar quarter, (viii) a one-time grant of stock options covering 100,000 shares of Common Stock, with 12,500 of such 100,000 shares to vest on the first day of each calendar quarter during a two year period after the date of grant, (ix) 5,000 additional vested options to be granted on the first day of each quarter to the chairman of each Board committee, (x) 6,000 additional vested options to be granted on the first day of each quarter to the Vice Chairman of the Board, and (xi) 7,500 additional vested options to be granted on the first day of each quarter to the Chairman of the Board.
     The following table sets forth the compensation paid to the non-employee directors during 2005:

		Stock Options
Director	Cash Payments	Granted
Lance Borvansky	$83,750	65,000
James W. Power	$74,751	62,500
Carlo Loi	$75,834	88,500
John Macaulay (1)	$45,334	42,000
Peter Knepper (2)	$37,402	130,000

(1)	Mr. Macaulay served as a director until April 2005.

(2)	Mr. Knepper was a non-employee director in 2005. Effective January 2006, Mr. Knepper began serving as the Company’s Interim Chief Financial Officer.
Board Meetings and Committees
     There are currently five members of the Board. The Board has determined that three of these five directors are “independent” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules.
     The Board has established the following committees: (i) an Audit Committee (the “Audit Committee”), (ii) a Nominating Committee (the “Nominating Committee”), (iii) a Compensation Committee (the “Compensation Committee”), and (iv) a Strategic Committee (the “Strategic Committee”). During 2005 there were 13 special meetings of the full Board. The Board did not act by written consent during 2005.

Executive Sessions of Non-Management Directors
     Messrs. Power, Borvansky and Loi constitute the independent, non-management directors of the Company. They meet in executive session and without management present from time to time at their discretion. James Power, Chairman of the Board, serves as the presiding director at the executive sessions. Persons wishing to communicate with the Company’s non-management directors may do so by writing in care of the Chairman of the Board, MDI, Inc., 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229.
Audit Committee
     The current members of the Audit Committee are James Power (Chairman), Carlo Loi, and Lance Borvansky. During 2005, the following two non-employee directors, Lance Borvansky and Carlo Loi, were on the Audit Committee. John Macaulay, a non-employee director, served on the Audit Committee until his resignation in April 2005. Peter Knepper was elected as a director and Chairman of the Audit Committee in May 2005. In January 2006, Mr. Knepper resigned as a member of the Audit Committee to assume the role of the Company’s Interim Chief Financial Officer. In July 2004, Mr. Power, a non-employee director, was appointed to the Audit Committee and in January 2006 Mr. Power was elected as the Chairman of the Audit Committee.
     The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of its financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditor. A copy of the charter of the Audit Committee, which specifies the other responsibilities and powers of the Audit Committee, may be found at the Company’s web site at www.mdisecure.com under the Investor Relations heading. All of the members of the Company’s Audit Committee during the past fiscal year, and all of the members who will be appointed for the current fiscal year, are independent in accordance with applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) and Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules. Each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.
     The Board of Directors has determined that Mr. Power is an audit committee “financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act.
     The Audit Committee met 5 times in 2005. The Audit Committee did not act by written consent during 2005.
Compensation Committee
     The current members of the Compensation Committee are Carlo Loi (Chairman), James Power and Lance Borvansky. During 2005, the following two non-employee directors, Carlo Loi (Chairman) and James Power, were on the Compensation Committee. John Macaulay was a member of the Compensation Committee until his resignation in April 2005. Peter Knepper was elected a member of the Compensation Committee and remained a member until January 2006 when he resigned in order to assume the role of the Company’s Interim Chief Financial Officer. Lance Borvansky was elected a member of the Compensation Committee in January 2006.
     The Compensation Committee is responsible for determining the nature and amount of compensation for the executive officers of the Company, and for granting stock options under the Company’s option plans. The Compensation Committee met twice in 2005 and acted once by written consent during 2005.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
     All directors who served on the Compensation Committee during the fiscal year ended December 31, 2005 were non-employee directors. There were no “Compensation Committee interlocks” during fiscal year 2005. Each of the committee members is independent in accordance with Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

Nominating Committee
     The current members of the Nominating Committee are Lance Borvansky (Chairman), James Power and Carlo Loi. The Nominating Committee is responsible for, among other things, identifying, recruiting and recommending to the Board, individuals for nomination for election to the Board at the annual meeting of Stockholders. The Nominating Committee must consist of at least two directors, each of whom must be independent. The Nominating Committee met once in 2005 and did not act by written consent during 2005. A copy of the Nominating Committee’s Charter is posted on the Company’s website at www.mdisecure.com under the heading Investor Relations.
Stockholder Recommendations
     The Company has not, to date, implemented a policy with regard to the consideration of any director candidates recommended by its Stockholders. Until such time as such a policy is in place, the Nominating Committee will consider any candidate proposed in good faith by a Stockholder. To do so, a Stockholder should send the candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to Chairman of the Nominating Committee, Attention Corporate Secretary, 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229. The proposing Stockholder should also include his or her contact information and a statement of his or her share ownership, including the number of shares owned and the period of time that such shares have been owned. In making its recommendations to the Board concerning nominees for director, the Nominating Committee identifies candidates who meet the current challenges and needs of the Board. In determining whether it is appropriate to add or remove individuals, the Nominating Committee will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Nominating Committee considers, among other things, an individual’s business experience, industry experience, financial background and experiences. The Nominating Committee will use multiple sources for identifying and evaluating nominees for directors including referrals from current directors and input from third party executive search firms.
Code of Ethics
     The Company has adopted a Code of Ethics that applies to its principal executive officers and certain of the Company’s senior financial officers, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, controller, principal accounting officer, and persons performing similar functions. The Code of Ethics is posted on the Company’s Internet site as Corporate Policy N-2 of the Company’s Code of Business Conduct at www.mdisecure.com under Investor Relations, Corporate Governance, Code of Conduct. The Company intends to satisfy the disclosure requirements regarding any amendment to or waiver of the Code with respect to the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer, and persons performing similar functions, by posting such information on its Internet site.
Stockholder Communication with the Board
     The Company does not have a formal procedure for stockholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to Chairman of the Board of Directors, Attention Corporate Secretary, MDI, Inc., 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229. In the alternative, Stockholders may direct correspondence to the Board directly to the attention of the Corporate Secretary at the Company’s corporate office. All such communications will be forwarded unopened.
Annual Meeting Attendance
     The Company does not have a policy with regard to Board members’ attendance at the Meeting, but it is expected that all Board members will attend the Meeting.
THE AUDIT COMMITTEE
Audit Committee Report
     During 2005, the Company changed its independent auditors.
     On August 23, 2005, Grant Thornton, LLP (“Grant Thornton”) advised the Company that it would decline to stand for reappointment as the independent registered public accounting firm of the Company for the year ending December 31, 2005. Grant Thornton advised the Company that effective at the earlier of

November 15, 2005, the date the Company anticipated filing its Form 10-QSB for the quarter ended September 30, 2005 with the Securities and Exchange Commission (the “SEC”), or the appointment of a new independent registered public accounting firm by the Company’s Audit Committee, Grant Thornton would no longer be the Company’s independent registered public accounting firm of record. Grant Thornton performed audits of the Company’s consolidated financial statements for a number of years, including the fiscal years ended December 31, 2004 and 2003. Grant Thornton’s reports for the 2004 and 2003 fiscal years did not contain an adverse opinion or disclaimer of opinion.
     On September 27, 2005, upon the recommendation and approval of the Audit Committee, MDI engaged Helin, Donovan, Trubee & Wilkinson, LLP (“HDT&W” or the “Auditors”) to serve as the Company’s independent auditors, replacing Grant Thornton.
     During the fiscal years ended December 31, 2004 and 2003 and through June 30, 2005, (i) there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports for such year, and (ii) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
     The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management and discussed with HDT&W the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.
     The Audit Committee has been advised of the content of, and has received the written disclosures and the letter from the Auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Auditors its independence in connection with its audit of the Company’s most recent financial statements. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the SEC.
     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available for review on the Company’s website at www.mdisecure.com under the Investor Relations heading.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James W. Power (Chairman)
Lance R. Borvansky
Carlo R. Loi
Fees Paid to Independent Auditors
     The following table presents information about fees paid by the Company to the Company’s auditors for the last two fiscal years.

	2005	2004
Audit fees(1)	$310,204	$327,000
Audit-related fees(2)	$97,612	$117,000
Tax fees(3)	$87,080	$89,000
All other fees(4)	$0	0

(1)	Audit fees for 2004 and 2005 primarily related to the quarterly reviews and the annual audit for the Company.

(2)	Audit-related fees for 2004 and 2005 primarily consisted of assistance with international statutory filings.

(3)	Tax fees include domestic and international tax advice relating to transactions, tax return preparation,

consultation on tax matters, and other tax planning advice.

(4)	N/A
All of the services related to the fees described in the table above were approved by the Audit Committee.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent auditor. The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the specified services.
THE COMPENSATION COMMITTEE
Compensation Committee Report
     Compensation Policy. During 2005, the Company’s executive compensation program consisted primarily of (i) base salary and (ii) long-term equity based incentives.
     Fiscal 2005 Compensation.
     Base Salary. The Compensation Committee annually reviews and sets the base salary of the CEO and President. Additionally, the Compensation Committee annually reviews and recommends to the full Board for determination guidance regarding base salaries for each of the Company’s executive officers, other than the CEO and President.
     Annual Cash Incentives. During 2005, the Compensation Committee adopted a bonus program entitled “2005 Executive Incentive Plan” that was designed to provide for the payment of a cash bonus to executive officers contingent upon the achievement of certain earnings targets. The Committee did not approve nor did the Company pay any incentive cash bonus based upon corporate performance or the 2005 Executive Incentive Plan.
     On December 11, 2004, the Compensation Committee awarded a discretionary bonus to the following four (4) Executive Officers of the Company. 75% of such amount was paid in January 2005 and the remaining 25% was paid in April of 2005:

J. Collier Sparks	$64,000
Jon Greenwood	$60,000
Richard Larsen	$58,000
Tim Rohrbach	$44,000
     Long-Term Equity-Based Incentives. The Compensation Committee determines from time to time who shall receive stock options or stock grants under the 2002 Plan, the timing of such awards, the number of shares of Common Stock to be subject to each award and the other terms of each award.
     During 2005, the Compensation Committee approved the grant of stock options covering 1,773,000 shares of Common Stock, as follows: (i) 388,000 to five (5) directors of the Company, (ii) 1,225,000 to nine (9) executive officers/managers of the Company and 160,000 shares of Common Stock to eight (8) other employees of the Company. The stock options were granted at the market price on the date of grant and will only have value if the Company’s stock price increases, resulting in a commensurate benefit to the Stockholders.
     During 2005, the Compensation Committee approved the immediate vesting to all unvested options that were granted to employees who were still in the employ of the Company on September 23, 2005.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Carlo R. Loi (Chairman)
James W. Power
Lance Borvansky

EXECUTIVE COMPENSATION
2002 Plan
     The Company previously maintained the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the “1998 Plan”) and the Ultrak, Inc. Incentive Stock Option Plan (the “1997 Plan”). Currently, the Company maintains the 2002 Plan, which was approved by the Stockholders at the 2002 Annual Meeting of Stockholders. The 2002 Plan amended and replaced the 1988 Plan. The 2002 Plan currently covers 5,000,000 shares of Common Stock although if the Stockholders approve Proposal Three at the Meeting, the number of Shares covered by the Plan will increase to 10,000,000. As of the Record Date, options to purchase 4,708,248 shares of Common Stock were outstanding under the 2002 Plan and the 1997 Plan at exercise prices ranging from $0.47 per share to $9.25 per share. As of the Record Date, there were 291,752 shares remaining available for grant under the 2002 Plan.
Description of Awards under the 2002 Plan
     The 2002 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, non-qualified stock options and restricted stock awards (collectively, “Awards”).
     Incentive Stock Options and Non-Qualified Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. It is the intent of the Compensation Committee to continue under the 2002 Plan the Company’s practice of granting options at fair market value. Amendment No. One to the Plan will clarify that options granted under the 2002 Plan will be granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. The 2002 Plan permits the Compensation Committee to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to the Company of shares “qualifying” of common stock, or by delivery to the Company of a promissory note.
     Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to forfeiture restrictions and are forfeited in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
Eligibility to Receive Awards under the 2002 Plan
     Officers, directors, employees and consultants of the Company and the Company’s affiliated entities are eligible to be granted Awards under the 2002 Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the 2002 Plan during any calendar year may not exceed 1,000,000, subject to approval and proportionate adjustments in the event of a stock dividend, stock split, reverse stock split, share combination, reclassification or similar transaction.
     The number of individuals receiving Awards will vary from year to year depending on various factors, such as the Company’s hiring needs during the year, and thus the Company cannot now determine Award recipients.
Administration of the 2002 Plan
     The Compensation Committee administers the 2002 Plan. The interpretation by the Compensation Committee of any of the provisions of the 2002 Plan or any Award granted under the 2002 Plan shall be final and binding upon the Company and all persons having an interest in any option or any shares of common stock acquired pursuant to an Award. Subject to any applicable limitations contained in the 2002 Plan, the Compensation Committee selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii)

the exercise price of options, (iii) the duration of options and (iv) the number of shares of common stock subject to any restricted stock awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. If the Company undertakes any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company, appropriate and proportionate adjustments shall be made to (i) the number and class of securities reserved for issuance under the 2002 Plan, (ii) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence and (iii) the repurchase price of each outstanding restricted stock award.
     Except as otherwise provided in the applicable option agreement, all options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution.
     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2002 Plan subject, however, in the case of incentive stock options to any limitations under the Code.
Description of the 1997 Plan
     Options may be granted under the 1997 Plan for a maximum of 400,000 shares of Common Stock to non-employee directors, executive officers and such other management employees as determined by the Compensation Committee. To be eligible for an option grant under the 1997 Plan for a fiscal year, an otherwise eligible employee or director must be employed by the Company or serve as a director as of January 1 of that year. The 1997 Plan is formula-based and administered by the Compensation Committee. Under the 1997 Plan, the Compensation Committee may grant either non-qualified stock options or incentive stock options. No options were granted under the 1997 Plan in 2003, 2004 or 2005 and none of the executive officers has an outstanding option grant under the 1997 Plan.
Equity Compensation Plan Information
The following table provides information about the Company’s equity compensation plan as of December 31, 2005.

Number of Securities
		Weighted	Remaining Available
	Number of Securities to	Average Price of	for Future Issuance
	Be Issued upon Exercise	Outstanding	Under Equity
Plan Category	of Outstanding Options	Options	Compensation Plans
Equity compensation plans approved by security holders	3,238,093 (1)	$0.92	2,160,347 (2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,238,093	$0.92	2,160,347

(1)	On September 23, 2005, the Board accelerated vesting of all remaining option grants that were not previously vested to then employees of the Company as of September 23, 2005. As of the Record Date, the total number of securities to be issued upon exercise of outstanding option is 4,708,248 and the securities remaining available for future issuance was 291,752 under the 2002 Plan and 398,440 under the 1997 Plan.

(2)	Represents as of December 31, 2005, 1,761,907 shares that were then available for issuance under the 2002 Plan and 398,440 shares available for issuance under the 1997 Plan.

Executive Officers
     The current executive officers of the Company are as follows:

Name	Age	Position
James Collier Sparks	48	Chief Executive Officer and President

Richard A. Larsen	57	Senior Vice President, General Counsel & Secretary

Michael Garcia	39	Vice President — Marketing

James Lowder	45	Vice President — Engineering

Jim St. Pierre	60	President — Federal Systems Group

Tim Rohrbach	39	Vice President — Technology

Robert A. Schorr	42	Vice President — Commercial Sales
     James Collier Sparks, age 48, has served as a director of the Company since May 12, 2005. He has served as President and Chief Executive Officer since July 30, 2004. From January 1, 2004 to July 30, 2004, he served as the Senior Vice President of the Company and as President of the Company’s MDI business unit. From 1982 to the present, Mr. Sparks has been an executive for several companies, including Southern Steel and Oron, Incorporated.
     Richard A. Larsen was retained by the Company in October 2002 as a consultant. He has served as Senior Vice President, General Counsel and Secretary since June 2004 and as Vice President and General Counsel since 2003. He has served as General Counsel for several public and private companies including: VirtuaLink Corporation (1999-2002), Nu-kote Holdings, Inc. (1995-1999) and Harris-Adacom Corporation (1990-1995). He holds a law degree from Case Western Reserve University in Cleveland, Ohio and an undergraduate degree from Earlham College in Richmond, Indiana.
     Michael M. Garcia has served as the Vice President of Marketing and Product Marketing since February 2005. Prior to joining the Company in 2005, Mr. Garcia spent 5 years with SecureInfo Corporation as its Vice President of Marketing, Product Management, Public Relations and Strategic Initiatives.
     Jim Lowder has been with the Company since 1989 and has served as the Vice President of Engineering and Chief Technology Officer since 2004. Mr. Lowder manages the ALERT (Advanced Logic Engineering and Research) team which is responsible for SAFEnet and iTRUST integration. Mr. Lowder received a Bachelor of Science degree from the International University in Grandview, Missouri.
     Tim Rohrbach has served as Vice President and Chief Information Officer of the Company since January 1, 2004. Before joining the Company, Mr. Rohrbach spent 3 years as the Executive in charge of application development for Southern Steel, the leader in providing total integrated security and perimeter systems to the correctional market. For the 5 years prior to that, Mr. Rohrbach started and managed various technical departments for Dell Computer Corporation during its inception and early growth phase.
     Robert A. Schorr began consulting with MDI in 2004 and joined the Company in his current capacity as Vice President of Commercial Sales in June 2005. He is responsible for the management of all commercial sales functions within the Company. Prior to joining MDI, Mr. Schorr was spent 2 years as a Vice President for RF Logics, Inc., and was an executive with J.W. Power & Associates for the 5 years prior to that.
     Jim St. Pierre has been President of the Federal Systems Group of the Company since August 2005. From July 2004 to August 2005 he was a consultant to the Company. From September 1999 to July 2004 he was Vice President Development for HID Corporation.
Summary Compensation Table
     The following table summarizes the compensation earned by the Company’s Chief Executive Officer and each of the other five most highly compensated executive officers serving as of the end of the 2005 fiscal year, for the years indicated. The six persons named in the table are revered to collectively as the “Named Executive Officers.” The principal position of each Named Executive Officer is listed below such officer’s name.

		Annual Compensation		Underlying	All Other
Named Executive Officers	Year	Salary	Bonus	Options	Compensation
J. Collier Sparks	2005	$214,807	$64,000	285,000	$0
President and Chief Executive Officer	2004	$155,077	$0	100,000	$0
	2003	N/A	N/A	N/A	$27,000

Jon Greenwood	2005	$172,535	$60,000	226,500	$0
Senior Vice President and Chief	2004	$146,248	$58,733	75,000	$58,407
Financial Officer (1)	2003	$130,488	$12,120	16,000	$9,963

Richard A. Larsen	2005	$162,291	$58,000	168,500	$0
Senior Vice President, General	2004	$141,885	$27,192	75,000	$52,873
Counsel and Secretary	2003	$97,308	$975	8,000	$3,720

Robert A. Schorr	2005	$77,000	$0	150,000	$0
Vice President Commercial Sales (2)

James St Pierre	2005	$41,538	$0	200,000	$0
President Federal Systems Group (3)

Tim Rohrbach	2005	$117,774	$44,000	135,000	$0
Vice President Technology	2004	$110,000	$0	60,000	$0
	2003	N/A	N/A	N/A	$8,500

(1)	Mr. Greenwood resigned as an officer and as an employee of the Company in January 2006.

(2)	Mr. Schorr was hired as Vice President-Commercial Sales in June 2005 an annualized base salary of $145,000.

(3)	Mr. St Pierre was hired as President of the Company’s Federal Systems Group in August 2005 at an annualized base salary of $180,000. From July 2004 to August 2005, he served as a consultant to the Company responsible for the Federal Systems Group for a monthly consulting fee of $15,000.
Option Grants in Last Fiscal Year
     The table below shows information on grants of stock options to the Named Executive Officers under the 2002 Plan during the fiscal year ended December 31, 2005, which option grants are reflected in the executive officers Summary Compensation Table. There were no option grants during such fiscal year under the 1997 Plan.

	Underlying		% of Total Granted	Exercise
	Options		to Employees in	Price	Expiration
Name	Granted (6)		Fiscal Year (5)	($/Share)	Date
J. Collier Sparks	200,000	(1)	11%	$0.77	01/13/2015
Jon Greenwood	150,000	(2)	8%	$0.77	01/13/2015
Richard A. Larsen	100,000	(3)	5.5%	$0.77	01/13/2015
Rob Schorr	150,000		8%	$0.47	06/01/2015
James St. Pierre	200,000		11%	$1.21	09/23/2015
Tim Rohrbach	75,000	(4)	4%	$0.77	01/13/2015

(1)	Mr. Sparks was awarded an option covering 200,000 shares on January 13, 2005 from which he exercised 15,000 shares during 2005.

(2)	Mr. Greenwood was awarded an option covering 150,000 shares on January 13, 2005 from which he exercised 20,000 shares during 2005.

(3)	Mr. Larsen was awarded an option covering 100,000 shares on January 13, 2005 from which he exercised 14,500 shares during 2005.

(4)	Mr. Rohrbach was awarded an option covering 75,000 shares on January 13, 2005 from which he exercised 7,900 shares during 2005.

(5)	Assumes a total of 1,773,000 shares issued under option grants during 2005, as follows: (i) 388,000 shares (22%) were issued to five (5) directors of the Company, (ii) 1,225,000 shares (69%) were issued to nine (9) executive officers/managers of the Company and 160,000 shares (9%) were issued to eight (8) other employees of the Company. The stock options were granted at the market price on the date of grant and will only have value if the Company’s stock price increases, resulting in a commensurate benefit to the Company’s shareholders.

(6)	On September 23, 2005, the Board accelerated vesting of all remaining option grants that were not previously vested to then employees of the Company as of September 23, 2005.
Executive Officers Options, Exercises and Holdings Table
     There were 57,400 shares of the Common Stock that were purchased during 2005 by the Named Executive Officers through the exercise of stock options previously awarded to them. The Company does not utilize stock appreciation rights (“SARs”). The unexercised options owned by the Named Executive Officers as of December 31, 2005 are presented below.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options/SARS	Options/SARS
	Acquired	Value	at 12/31/05	at 12/31/05
	on	Realized	Exercisable/	Exercisable/
Named Executive Officer	Exercise #	($) (7)	Unexercisable	Unexercisable
J. Collier Sparks (1)	15,000	$2,400	285,000/0	$29,600/0
Richard Larsen (2)	14,500	$2,320	168,500/0	$13,680/0
Jon Greenwood (3)	20,000	$3,200	226,500/0	$20,800/0
Tim Rohrbach (4)	7,900	$1,264	127,100/0	$10,736/0
Rob Schorr (5)	-0-	-0-	150,000/0	$69,000/0
Jim St Pierre (6)	-0-	-0-	200,000/0	0/0

(1)	Mr. Sparks exercised a right to purchase 15,000 shares under option on November 14, 2005 at $0.77 per share, the exercise price required under the January 13, 2005 Stock Option Agreement, and paid the Company $11,550 as the purchase price. The closing bid price per share of the Common Stock on November 14, 2005 was $0.70.

100,000 shares may be exercised at $1.31 per share. The closing bid price of the stock on December 30, 2005, the last trading year of the year, was $0.93. These shares are not “In-the-Money” as of December 31, 2005. 185,000 shares may be purchased at $0.77 per share. They were “In the Money” ($0.16 per share) as of December 31, 2005.

(2)	Mr. Larsen exercised a right to purchase 14,500 shares under option on November 14, 2005 at $0.77 per share, the exercise price required under the January 13, 2005 Stock Option Agreement, and paid the Company $11,165 as the purchase price. The closing bid price per share of the Common stock on November 14, 2005 was $0.70.

83,000 shares may be exercised at $1.31 per share. The closing bid price of the Common Stock on December 30, 2005, the last trading year of the year, was $0.93. These shares are not “In-the-Money” as of December 31, 2005. 85,500 shares may be purchased at $0.77 per share. They were “In the Money” ($0.16 per share) as of December 31, 2005.

(3)	Mr. Greenwood exercised a right to purchase 20,000 shares under option on November 14, 2005 at $0.77 per share, the exercise price required under the January 13, 2005 Stock Option Agreement, and paid the Company $15,400 as the purchase price. The closing bid price per share of the Common Stock on November 14, 2005 was $0.70.

96,500 shares may be exercised at between $1.21 and $1.49 per share. The closing bid price of the Common Stock on December 30, 2005, the last trading year of the year, was $0.93. These shares are not “In-the-Money” as of December 31, 2005. 130,000 shares may be purchased at $0.77 per share. They were “In the Money” ($0.16 per share) as of December 31, 2005.

(4)	Mr. Rohrbach exercised a right to purchase 7,900 shares under option on November 15, 2005 at $0.77 per share, the exercise price required under the January 13, 2005 Stock Option Agreement, and paid the Company $6,083 as the purchase price. The closing bid price per share of the Common Stock on November 15, 2005 was $0.67.

60,000 shares may be exercised at $1.31 per share. The closing bid price of the stock on December 30, 2005, the last trading year of the year, was $0.93. These shares are not “In-the-Money” as of December 31, 2005. 67,100 shares may be purchased at $0.77 per share. They were “In the Money” ($0.16 per share) as of December 31, 2005.

(5)	All 150,000 options were granted at $0.47 per share on June 1, 2005 and all such options are vested.

(6)	All 200,000 options were granted at $1.21 per share on September 23, 2005 and all such options are vested.

(7)	The closing bid price of the stock on December 30, 2005, the last trading year of the year, was $0.93. The $0.16 per share difference between the $0.77 per share exercise price and the $0.93 closing bid price on December 30, 2005 was multiplied times the number of shares purchased to determine the value realized.
Other Employee Benefit Plans
     During 2005, the Company provided a medical insurance program for its full-time employees. As of December 31, 2005, the Company did not have any defined benefit retirement or non-contributory pension plans for its employees, officers or directors.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
Employment and Severance Arrangements
     James Collier Sparks. Mr. Sparks and the Company executed an employment agreement effective January 1, 2004 (the “Sparks Employment Agreement”), pursuant to which Mr. Sparks was retained as the Chief Executive Officer and President of the Company. The Sparks Employment Agreement provides that

Mr. Sparks is entitled to participate in the Company’s management incentive plan and that he is eligible for a performance bonus of up to 125% of his then current annual base salary upon determination by the Compensation Committee that the objectives to be met under the Company’s management incentive plan have been met. In addition, Mr. Sparks is entitled to participate in the Company’s long term incentive plans, at the discretion of the Compensation Committee. The Sparks Employment Agreement provides severance compensation if the Company terminates the employment of Mr. Sparks for any reason other than cause as defined in the Sparks Employment Agreement. Such severance compensation would be a maximum of two (2) years’ base salary and is based on length of service.
     Richard A. Larsen. Mr. Larsen and the Company executed an employment agreement effective January 1, 2004 (the “Larsen Employment Agreement”), pursuant to which Mr. Larsen was retained as the Senior Vice President, General Counsel and Secretary of the Company. The Larsen Employment Agreement provides that Mr. Larsen is entitled to participate in the Company’s management incentive plan and that he is eligible for a performance bonus of up to 125% of his then current annual base salary upon determination by the Compensation Committee that the objectives to be met under the Company’s management incentive plan have been met. In addition, Mr. Larsen is entitled to participate in the Company’s long term incentive plans, at the discretion of the Compensation Committee. The Larsen Employment Agreement provides severance compensation if the Company terminates the employment of Mr. Larsen for any reason other than cause as defined in the Larsen Employment Agreement. Such severance compensations would be a maximum of two (2) years’ base salary and is based on length of service.
     Jon Greenwood. Mr. Greenwood and the Company executed an employment agreement effective March 1, 2004 (the “Greenwood Employment Agreement”), pursuant to which Mr. Greenwood was retained as the Senior Vice President Finance and Treasurer of the Company. The Greenwood Employment Agreement provided that Mr. Greenwood would be entitled to participate in the Company’s management incentive plan and that he is eligible for a performance bonus of up to 125% of his then current annual base salary upon determination by the Compensation Committee that the objectives to be met under the Company’s management incentive plan had been met. In addition, Mr. Greenwood would have been entitled to participate in the Company’s long term incentive plans, at the discretion of the Compensation Committee. The Greenwood Employment Agreement provided severance compensation if the Company terminate the employment of Mr. Greenwood for any reason other than cause as defined in the Greenwood Employment Agreement. Such severance compensations would be a maximum of two (2) years’ base salary and would be based on length of service. On January 6, 2006, Mr. Greenwood announced that he was resigning his position with MDI, and its affiliates, to pursue other opportunities. Mr. Greenwood’s resignation became effective on January 6, 2006. Mr. Greenwood’s resignation was not related to the Company’s accounting practices or financial statement disclosures. In connection with Mr. Greenwood’s resignation, MDI and Mr. Greenwood entered into an agreement dated January 10, 2006 whereby: (a) the Greenwood Employment Agreement was terminated effective as of the date of his resignation, (b) Mr. Greenwood received three (3) months’ salary ($37,500.00) in a lump sum, and (c) Mr. Greenwood received an additional three (3) months’ salary ($37,500.00) and three (3) months’ benefits continuation. The Company has paid all amounts owed to Mr. Greenwood as a result of his separation from employment with the Company and has no outstanding financial obligation to Mr. Greenwood related to the Greenwood Employment Agreement.
     Tim Rohrbach. Mr. Rohrbach and the Company executed an employment agreement effective January 1, 2004 (the “Rohrbach Employment Agreement”), pursuant to which Mr. Rohrbach was retained as the Vice President-Technology of the Company. The Rohrbach Employment Agreement provides that Mr. Rohrbach is entitled to participate in the Company’s management incentive plan and that he is eligible for a performance bonus of up to 125% of his then current annual base salary upon determination by the Compensation Committee that the objectives to be met under the Company’s management incentive plan had been met. In addition, Mr. Rohrbach is entitled to participate in the Company’s long term incentive plans, at the discretion of the Compensation Committee. The Rohrbach Employment Agreement provides severance compensation if the Company terminates the employment of Mr. Rohrbach for any reason other than cause as defined in the Rohrbach Employment Agreement. Such severance compensation would be a maximum of two (2) years’ base salary and is based on length of service.

     James St. Pierre. Mr. St. Pierre and the Company executed an employment agreement effective September 23, 2005 (the “St. Pierre Employment Agreement”), pursuant to which Mr. St. Pierre was retained as the President of the Federal Systems Group of the Company. The St. Pierre Employment Agreement provides that Mr. St. Pierre is entitled to participate in the Company’s management incentive plan and that he is eligible for a performance bonus upon determination by the Compensation Committee that the objectives to be met under the Company’s management incentive plan have been met. In addition, Mr. St. Pierre is entitled to participate in the Company’s long term incentive plans, at the discretion of the Compensation Committee. The St. Pierre Employment Agreement provides severance compensation if the Company terminates the employment of Mr. St. Pierre for any reason other than cause as defined in the St. Pierre Employment Agreement. Such severance compensation would be a a maximum of two (2) years’ base salary and is based on length of service.
     Robert Schorr. Mr. Schorr and the Company executed an employment agreement effective June 1, 2005 (the “Schorr Employment Agreement”), pursuant to which Mr. Schorr was retained as the Vice President of Commercial Sales. The Schorr Employment Agreement provides that Mr. Schorr is entitled to participate in the Company’s management incentive plan and that he is eligible for a performance bonus upon determination by the Compensation Committee that the objectives to be met under the Company’s management incentive plan have been met. In addition, Mr. Schorr is entitled to participate in the Company’s long term incentive plans, at the discretion of the Compensation Committee. The Schorr Employment Agreement provides severance compensation if the Company terminates the employment of Mr. Schorr for any reason other than cause as defined in the Schorr Employment Agreement. Such severance compensation would be a maximum of two (2) years’ base salary and is based on length of service.
Change in Control Under Option Plans
     2002 Plan. Under the 2002 Plan, a “Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board or the board of directors of any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former Stockholders; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.
     Under the 2002 Plan, unless specifically provided otherwise with respect to the Change in Control events in an individual option agreement or restricted stock agreement or in a then-effective written employment agreement between the grantee and the Company or an affiliate, if, during the effectiveness of the 2002 Plan, a Change in Control occurs, (i) each option which is at the time outstanding under the 2002 Plan shall (A) automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such option and (B) expire 20 days after the Compensation Committee gives written notice to the optionee specifying the terms and conditions of the acceleration of the optionee’s options and (ii) the forfeiture restrictions applicable to all outstanding restricted stock awards shall lapse and shares of Common Stock subject to such restricted stock awards shall be released from escrow, if applicable, and delivered to the grantees of the Awards free of any forfeiture restriction. To the extent that an optionee exercises his option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that option, and those shares of common stock shall be treated as issued and outstanding for purposes of the Change in Control.

     1997 Plan. No Named Executive Officer has an outstanding option under the 1997 Plan.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
     The following table sets forth certain information concerning the beneficial ownership (as determined pursuant to Rule 13d-3 of the Exchange Act) of Common Stock and Series A Preferred Stock as of the Record Date by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock or the outstanding shares of Series A Preferred Stock and their address, (ii) each Named Executive Officer and each director and (iii) all Named Executive Officers and directors as a group.

	Common Stock(1)		Preferred Stock(1)
Name	Shares	Percentage	Shares	Percentage
Victoria & Eagle Strategic Fund, Ltd.(2)	2,120,000	9.4	195,351	100%
Ecomatrix Funding, Inc. (3)	2,000,000	8.9	—	—
Crestview Capital Master, LLC	1,875,000	8.3
Cranshire Capital, L.P.	312,500	1.4
Iroquois Master Fund LTD.	312,500	1.4
Rockmore Investment Master Fund LTD.	250,000	1.1
Bristol Investments Fund LTD.	125,000	*
Lance Borvansky (5)	310,000	1.4	—	—
Jon Greenwood (6)	246,700	1.1	—	—
Peter Knepper (7)	155,000	*	—	—
Richard A. Larsen (8)	199,300	*	—	—
Carlo Loi (9)	350,500	1.6	—	—
James W. Power (10)	222,500	1	—	—
Tim Rohrbach (11)	135,000	*	—	—
Robert A. Schorr (12)	150,000	*	—	—
Collier Sparks (13)	300,000	1.4	—	—
James St. Pierre (14)	200,000	1	—	—
All Named Executive Officers and directors as a group (15) (10 persons)	2,269,000	10%	—	—

(*)	Less than 1 percent

(1)	Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned. The percentage calculations are based on 19,685,787 shares of Common Stock outstanding as of the Record Date.

(2)	The address for Victoria & Eagle Strategic Fund, Ltd., a Cayman Islands company (“VESF”), is c/o Victoria & Eagle Asset Management, S.A., Via Nassa 44, 6900 Lugano, Switzerland. Information regarding VESF in the above table is based on an Amended Schedule 13D jointly filed in June 2004 by VESF, Fabio Conti, Paolo Marmont, Stephen Rumball, BIPIELLE Bank (Suisse) S.A. and the executive officers and directors of BIPIELLE Bank with the SEC. VESF’s beneficial ownership consists of 2,120,000 shares of common stock owned by VESF and 406,981 shares of common stock issuable upon conversion of the 195,351 shares of Series A Preferred Stock owned by VESF.

(3)	On December 8, 2005, the Company entered into a letter of agreement with Ecomatrix Funding, Inc., (“Ecomatrix”) pursuant to which the Company agreed to purchase selected assets and intellectual property rights used in the business of Advanced Security Link (“ASL”) of Costa Mesa, California owned by Ecomatrix. The transaction, closed on January 6, 2006 and the Company issued 2,000,000 shares of the Common Stock to Ecomatrix in consideration for the assets and intellectual property rights.

(4)	On May 23, 2006, the Company entered into 5 identical Securities Purchase Agreements pursuant to which the Company sold an aggregate of 2,875,000 shares of Common Stock to 5 accredited investors in the amounts as described herein.

(5)	Includes 310,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(6)	Includes 226,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(7)	Includes 155,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(8)	Includes 168,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(9)	Includes 350,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10)	Includes 222,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(11)	Includes 127,100 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(12)	Includes 150,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(13)	Includes 285,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(14)	Includes 200,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(15)	Includes 2,195,100 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

STOCK PRICE PERFORMANCE GRAPH
     The following chart compares the cumulative total stockholder return on the common stock during the five fiscal years ended December 31, 2005, with the cumulative total return on the NASDAQ Stock Market index and the NASDAQ electronic components group index.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MDI INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

NASDAQ Listing
     The common stock of the Company is listed on the NASDAQ Capital Market. All companies listed on the NASDAQ Capital Market must meet the standards that NASDAQ adopts. One such standard is that the stock trade at a price that is $1.00 per share or higher on a consistent basis. When the price of a company’s stock falls below the $1.00 per share minimum for 30 consecutive days, that company usually receives a letter from NASDAQ advising it that to regain compliance with the NASDAQ bid price standard, the closing bid price of its stock must be back at $1.00 per share for 10 consecutive business days during the next 180 calendar days. These standards are described in NASDAQ Marketplace Rule 4310 (the “Rule”). The Company received a letter from NASDAQ on November 17, 2005 advising it that it would be given an initial 180 calendar days, or until May 16, 2006, to regain compliance with the Rule by maintaining a closing bid price of its stock of $1.00 or more for a minimum of 10 consecutive business days. In that letter, NASDAQ said it will notify the Company once it is back in compliance with that NASDAQ standard.
     On February 16, 2006, the Company received a letter from the NASDAQ Stock Market notifying the Company that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days, and that the Company has regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Stock Market and is today in compliance with the NASDAQ minimum bid price standard.
Transactions with Management and Others
     In December 2003, the Company entered into a Standstill Agreement with Victoria & Eagle Strategic Fund, Ltd., which owns all the Series A Preferred Stock. Pursuant to the terms of the Agreement, Victoria & Eagle will not sell or otherwise dispose of any shares of Series A Preferred Stock and the Company agreed to not redeem any shares of Series A Preferred Stock until June 2005. In addition, Victoria & Eagle agreed to partially waive the payment of dividends pursuant to the terms of the Standstill Agreement. The Standstill Agreement terminated as of June 2005, however, Victoria & Eagle and the Company agreed that the dividends to be paid by the Company would be limited to an amount equal to LIBOR plus 200 basis points per year.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Common Stock to file with the SEC reports of ownership and reports of changes in ownership in the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.
     Based solely upon a review of such forms furnished to MDI or written representations from the officers and directors, MDI believes that all Section 16(a) filing requirements were met in fiscal 2005.
Stockholder Proposals
     Stockholders may submit proposals on matters appropriate for Stockholder action at the next annual meeting of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2007 Annual Meeting of Stockholders, the Company must receive such proposals not later than January 17, 2007. Such proposals should be directed to MDI, Inc., 9725 Datapoint Drive, Suite 200, San Antonio, Texas 78229 Attention: Chief Executive Officer.

By Order of the Board of Directors,

Richard A. Larsen
Senior Vice President,
General Counsel & Secretary

San Antonio, Texas

May 31, 2006

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MDI, INC.
     Pursuant to the Section 242 of the Delaware General Corporation Law (the “DGCL”), MDI, Inc., a corporation organized and existing under and by virtue of the DGCL, has adopted the following Certificate of Amendment to its Certificate of Incorporation:
ARTICLE ONE
     The name of the corporation is MDI, Inc. (the “Corporation”).
ARTICLE TWO
     The following amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was duly adopted by resolution of the Board of Directors of the Company on March 30, 2006. The Amendment was adopted in accordance with Section 242 of the DGCL by the stockholders of the Corporation at the annual meeting of the stockholders of the Corporation duly called and held on June 22, 2006. The Amendment amends Article 4.A of the Certificate of Incorporation. The Amendment effects an increase in the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares. Pursuant to the Amendment, Article 4.A in its entirety reads as follows:
A. Common Stock
The aggregate number of common shares which this Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares with a par value of One Cent ($0.01) each, which shares shall be designated “Common Stock”.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 22nd day of June, 2006.

MDI, INC.

By:

J. Collier Sparks, Chief Executive Officer

EXHIBIT B
2002 STOCK INCENTIVE PLAN
[ As approved at 2002 annual stockholder meeting.]
ULTRAK, INC.
2002 STOCK INCENTIVE PLAN
     1. AMENDMENT AND RESTATEMENT. The Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (As Amended and Restated Effective June 1, 2001) is amended and restated as set forth herein as the “Ultrak, Inc. 2002 Stock Incentive Plan”, effective as of May 3, 2002 (the “Effective Date”). Options granted under the Plan prior to the Effective Date shall be subject to the terms and conditions of the Plan in effect with respect to such Options prior to the Effective Date and Options granted after the Effective Date shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time; provided, however, that the provisions of Section 9(c) of the Plan shall apply to Non-Qualified Stock Options granted prior to the Effective Date, if and to the extent that the Option Agreements applicable to such Options are amended by the Grantees thereof and the Company to provide for the application of such provisions.
     2. PURPOSE. The purposes of the Plan are to attract and retain for the Company and its Affiliates the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Affiliates.
     3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:
     (a) “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company’s financial statements.
     (b) “Award” means any right granted under the Plan, including an Option and a Restricted Stock Award, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan
     (c) “Board” means the Board of Directors of the Company.
     (d) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.
     (e) “Chief Executive Officer” means the individual serving at any relevant time as the chief executive officer of the Company.
     (f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
     (g) “Committee” means the committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Options or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.
     (h) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).
     (i) “Company” means Ultrak, Inc., a Delaware corporation.
     (j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such

Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.
     (k) “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in the Option Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.
     (l) “Covered Employee” means the Chief Executive Officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.
     (m) “Director” means a member of the Board or the board of directors of an Affiliate.
     (n) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
     (o) “Employee” means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

     (q) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)	If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii)	In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
     (r) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan, including an Option.
     (s) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.
     (t) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (u) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.
     (v) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).
     (w) “Option” means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.
     (x) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.
     (y) “Optionee” means an individual to whom an Option has been granted under the Plan.

     (z) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (aa) “Plan” means this Ultrak, Inc. 2002 Stock Incentive Plan, as set forth herein and as it may be amended from time to time. Immediately prior to the Effective Date of this amendment and restatement, the Plan was known as the “Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (As Amended and Restated Effective June 1, 2001)”.
     (bb) “President” means the individual serving at any relevant time as the president of the Company.
     (cc) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.
     (dd) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
     (ee) “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 11(a) of this Plan and set forth in the related Restricted Stock Agreement.
     (ff) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.
     (gg) “Restricted Stock Award” means an Award granted under Section 10 of this Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.
     (hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
     (ii) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

     (jj) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
     (kk) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
     4. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and (c) Restricted Stock Awards.
     5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 11(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 5,000,000 shares. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (b) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.
     6. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.
     7. LIMITATION ON INDIVIDUAL AWARDS. Subject to the provisions of Section 11(a), the maximum number of shares of Common Stock that may be subject to Awards granted to any one person under the Plan during any calendar year shall not exceed 1,000,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options that are canceled or repriced.
     8. TERMS AND CONDITIONS OF OPTIONS. The Committee, and if applicable pursuant to Section 6, the President, shall determine (a) whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and (b) the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:
     (a) Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
     (b) Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.
     (c) Exercise Price. The exercise price of a Non-Qualified Stock Option shall be not less than 85% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.
     (d) Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the day prior to the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.
     (e) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 8(e), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.
     (f) Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.
     (g) Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section 8(g), the exercise price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.
     (h) The Committee shall report to the Board the names of recipients of Awards and the number of shares of Common Stock subject to, and the terms and conditions of, each Award.
     9. EXERCISE OF OPTIONS.
     (a) Notice. Options may be exercised only by delivery to the Company of a written exercise notice approved by the Committee (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise notice may be part of an Optionee’s Option Agreement.

     (b) Early Exercise. An Option Agreement may, but need not, include a provision that permits the Optionee to elect at any time while an Employee, Director or Consultant, to exercise any part or all of the Option prior to full vesting of the Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or an Affiliate or to any other restriction the Committee, or if applicable the Chief Executive Officer, determines to be appropriate
     (c) Payment. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and in one or more of the following methods stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company); or (iv) where approved by the Committee at the time of exercise, by delivery of the Optionee’s promissory note with such recourse, interest, security, redemption and other provisions as the Committee may require, provided that the par value of each of the shares of Common Stock to be purchased is paid for in cash. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.
     (d) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Prior to issuance of the shares of Common Stock upon exercise of an Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of an Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.
     (e) Exercise of Option Following Termination of Continuous Service.
(i)	An Option may not be exercised after the expiration date of such Option set forth in the Option Agreement and may be exercised following the termination of an Optionee’s Continuous Service only to the extent provided in the Option Agreement.

(ii)	Where the Option Agreement permits an Optionee to exercise an Option following the termination of the Optionee’s Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

(iii)	Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

(iv)	The Committee shall have discretion to determine whether the Continuous Service of an Optionee has terminated and the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee.
     (f) Limitations on Exercise.
(i)	(i) The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

(ii)	The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

(iii)	As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

     (g) Modification, Extension And Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that (except as permitted by Section 11 of this Plan) any such action may not, without the written consent of any Optionee, impair any rights under any Option previously granted to such Optionee. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
     (h) Privileges of Stock Ownership. No Optionee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.
     10. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section10.
     (a) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.
     (b) Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 10 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock certificate until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Award, including rules pertaining to the termination of the Grantee’s Continuous Service (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.
     (c) Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.
     (d) Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Award Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.
     (e) Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.
     (f) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     (g) Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on termination of the Grantee’s Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated and the date on which such Continuous Service terminates and whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee.
     (h) Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of Section 10(g) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 10(h) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee. Notwithstanding the preceding provisions of this Section 10(h), the Committee may not take any action described in this Section 10(h) with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.
     11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
     (a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
     (b) Dissolution or Liquidation. The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, the Company’s repurchase rights relating to an Award have not expired or the Forfeiture Restrictions have not lapsed, any such Award that is an Option shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

     (c) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Option which is at the time outstanding under the Plan shall (A) automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option and (B) expire twenty (20) days after the Committee gives written notice to the Optionee specifying the terms and conditions of the acceleration of the Optionee’s Options, and (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction.
     To the extent that an Optionee exercises his Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option, and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control.
     12. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company’s stockholders to the extent required to satisfy Section 162(m) of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Award that is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised or forfeiture restrictions lapse prior to the time such increase has been approved by the stockholders of the Company, and all such Awards granted pursuant to such increase will similarly terminate if such shareholder approval is not obtained.
     13. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock acquired pursuant to an Award.
     14. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Option Agreement or Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee, or if applicable the Chief Executive Officer, and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Option Agreement, Restricted Stock Agreement, or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.
     15. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
     16. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement, Restricted Stock Agreement, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement or Restricted Stock Agreement) signed by the Grantee and the Company.
     17. EFFECTIVE DATE AND TERM OF PLAN. The amendment and restatement of Plan as set forth herein shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated by action of the Board. Subject to the terms and conditions of the Plan, as amended and restated herein, and applicable laws, Awards may be granted under the Plan upon its adoption.
     18. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

     19. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the internal laws of the State of Texas.
     20. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

EXHIBIT C
AMENDMENT NO. ONE
TO THE
ULTRAK, INC.
2002 STOCK INCENTIVE PLAN
     MDI, Inc. (the “Company”) hereby amends the Ultrak, Inc. 2002 Stock Incentive Plan (the “Plan”), effective as set forth herein.
W I T N E S S E T H:
     WHEREAS, the Plan was adopted by the Company and approved by the Company’s stockholders in 2002 as an amendment and restatement of the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan; and
     WHEREAS, the Company desires to amend the Plan in certain respects as set forth herein;
     NOW, THEREFORE, pursuant to the provisions of Section 16 of the Plan, the Company amends the Plan as follows:
     1. The first sentence of Section 5 of the Plan hereby is amended by restatement in its entirety, effective June 22, 2006, to read as follows:
Subject to adjustment pursuant to Section 11(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 10,000,000 shares.
     2. The first two sentences of Section 8(c) of the Plan hereby are amended by substituting the following sentence for such sentences, effective June 22, 2006, to read as follows:
The exercise price of an Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.
     3. Each reference to Ultrak, Inc. in the Plan shall hereafter be a reference to MDI, Inc.
     IN WITNESS WHEREOF, the Company has caused this Amendment No. One to be executed and effective as of the 22nd day of June, 2006.

MDI, INC.

By:

J. Collier Sparks, Chief Executive Officer

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED,THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

			FOR ALL	AGAINST FOR ALL	FOR ALL EXCEPT
(1.)	To elect five (5) directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.		☐	☐	☐

	01	Lance R. Borvansky
	02	Peter B. Knepper
	03	Carlo R. Loi
	04	James W. Power
	05	James Collier Sparks

FOR ALL, EXCEPT VOTE WITHHELD FOR THE FOLLOWING:(Write that nominee’s name in the space provided below.)

			FOR	AGAINST	ABSTAIN
(2.)	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares.		☐	☐	☐

		FOR	AGAINST	ABSTAIN
(3.)	To approve an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) (i) to increase the number of shares of the Common Stock available under the 2002 Plan from 5,000,000 shares to 10,000,000 shares and (ii) to clarify for purposes of applying an exemption from the deferred compensation rules contained in Section 409A of the Internal Revenue Code to the 2002 Plan that all stock option granted under the 2002 Plan will be granted at an exercise price that is not less than the fair market value of the Common Stock when granted.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
(4.)	To ratify the appointment of Helin, Donovan, Trubee & Wilkinson, LLP as the certified independent public accountants of the Company for the year ended December 31, 2006.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
(5.)	To consider such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐
The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to any Common Stock or Preferred Stock of the Company.

Signature	Signature	Date

Please date this Ballot and sign your name. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Ballot should be signed by a duly authorized officer. If you are voting as the proxy of a record holder, please attach the proxy from the record holder naming you as his or her proxy.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/mdii		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy return it in the card in hand when you call.		Mark, sign and date your proxy card and enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you
do NOT need to mail back your proxy card.

MDI, INC.
PROXY CARD
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders of MDI, Inc. (the “Company”) to be held at the offices of the Company at 9725 Datapoint Drive, Suite 200, San Antonio, Texas, on Thursday, June 22, 2006, at 10:00 a.m., local time, and the Proxy Statement in connection therewith; and (ii) appoints Richard A. Larsen, the undersigned’s proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock and Series A Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that his or her proxy be voted as follows:
(Continued and to be marked,dated and signed,on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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